UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 29, 2020

FB FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	001-37875	62-1216058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
211 Commerce Street, Suite 300
Nashville, Tennessee 37201
(Address of principal executive offices) (Zip Code)

(615) 564-1212
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	FBK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).   Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On October 29, 2020, FB Financial Corporation (the “Company”) and James W. Ayers, the Executive Chairman of the board of directors of the Company (the “Board”), entered into a second amendment (the “Amendment”) to the Shareholder’s Agreement, dated as of September 15, 2016 and previously amended on January 21, 2020 (the “Shareholder’s Agreement”), by and between the Company and Mr. Ayers. Pursuant to the terms of the Amendment, the Shareholder’s Agreement was amended to reflect the Board increasing its size from 13 members to 14 members.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”) and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2020, the Board increased its size from 13 members to 14 members and appointed Stuart C. McWhorter to fill the vacancy created by the increase in number of directors and to serve as a member of the Board until the election and qualification of his successor or until his earlier death, resignation, or removal.

Stuart C. McWhorter, age 52, is an accomplished entrepreneur and executive leader as well as public servant. Mr. McWhorter rejoins the Board after serving as Tennessee Governor Bill Lee’s Commissioner of Finance and Administration from January 2018 until May 2020. Prior to serving as Governor Lee’s Commissioner of Finance and Administration, Mr. McWhorter served as a member of the Board for more than 12 years. Since returning to the private sector in May 2020, Mr. McWhorter has returned to his role as co-founder and chairman of Clayton Associates, an investment firm headquartered in Brentwood, Tennessee that makes seed, angel, and venture stage investments in the healthcare and technology industries, a position he previously held from 1996 until his appointment by Governor Lee in January 2018. Mr. McWhorter also served for one year, from April 2015 to April 2016, as the chief executive officer of the Nashville Entrepreneur Center, a Nashville-based non-profit organization that helps entrepreneurs launch and grow businesses. Mr. McWhorter also has substantial civic leadership experience, serving on a number of past or present boards, including Belmont University, the Clemson University Foundation, the Tennessee Business Roundtable, and the YMCA of Middle Tennessee. Mr. McWhorter received his Master’s degree in Health Administration from the University of Alabama-Birmingham and his Bachelor of Science degree in Management from Clemson University.

The Board has determined that Mr. McWhorter qualifies as an independent director under the listing standards of the New York Stock Exchange. As of the date of this Report, the Board has not appointed Mr. McWhorter to any committees of the Board, though the Company undertakes to amend this Report if Mr. McWhorter is subsequently appointed to any such committees. There are no family relationships between Mr. McWhorter and any director, executive officer or person nominated or chosen by the Board to become a director or executive officer of the Company, and there were no arrangements or understandings between Mr. McWhorter and any other person pursuant to which he was selected as a director. In addition, there are no transactions involving Mr. McWhorter and the Company that require disclosure under Item 404(a) of Regulation S-K.

In his capacity as a director, Mr. McWhorter will receive compensation that is consistent with the compensation received by the other non-employee members of the Board. A description of the compensation paid by the Company to its non-employee directors is set forth under “Director Compensation” in the Company’s definitive proxy statement for its 2020 annual meeting of shareholders filed with the Securities and Exchange Commission on March 17, 2020, which description is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On November 2, 2020, the Company issued a press release announcing the appointment of Mr. McWhorter to the Board. A copy of this press release is furnished as Exhibit 99.1 to this Report.

In accordance with General Instruction B.2 of Form 8-K, the press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall the press release be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
10.1	Second Amendment to Shareholder's Agreement, dated as of October 29, 2020, by and between FB Financial Corporation and James W. Ayers
99.1	Press Release, dated November 2, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FB FINANCIAL CORPORATION

	By:	/s/Beth W. Sims
Beth W. Sims
General Counsel and Corporate Secretary

Date: November 4, 2020